UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 31, 2022

ELI LILLY AND COMPANY

(Exact Name of Registrant as Specified in its Charter)

Indiana	001-06351	35-0470950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Lilly Corporate Center Indianapolis, Indiana	46285
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (317) 276-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (no par value)	LLY	New York Stock Exchange
1.000% Notes due 2022	LLY22	New York Stock Exchange
7 1/8% Notes due 2025	LLY25	New York Stock Exchange
1.625% Notes due 2026	LLY26	New York Stock Exchange
2.125% Notes due 2030	LLY30	New York Stock Exchange
0.625% Notes due 2031	LLY31	New York Stock Exchange
0.500% Notes due 2033	LLY33	New York Stock Exchange
6.77% Notes due 2036	LLY36	New York Stock Exchange
1.625% Notes due 2043	LLY43	New York Stock Exchange
1.700% Notes due 2049	LLY49A	New York Stock Exchange
1.125% Notes due 2051	LLY51	New York Stock Exchange
1.375% Notes due 2061	LLY61	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On January 31, 2022, Eli Lilly and Company (the “Company”) issued a notice for the redemption of all €600,000,000 aggregate principal amount outstanding of its 1.000% Notes due 2022 (the “Notes”). The Notes will be redeemed in full on March 2, 2022 (the “Redemption Date”) at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date. The notice of redemption specifying the terms and procedures for the redemption is being delivered to holders of the Notes at the Company’s direction by Deutsche Bank Trust Company Americas, located at Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom, as trustee for the Notes. This Current Report on Form 8-K does not constitute a notice of redemption for the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY
(Registrant)

By:	/s/ Philip Johnson
Name:	Philip Johnson
Title:	Senior Vice President, Finance, and Treasurer
Date:	January 31, 2022